UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bahnhofstrasse 16340 Baar, Switzerland	Not Applicable
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: +41-22-816-1522

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

On June 17, 2014, Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International LLC, a Delaware limited liability company (“Weatherford Delaware”), and Deutsche Bank Trust Company Americas, as trustee, entered into supplemental indentures (the “Supplemental Indentures”) with respect to the following indentures, pursuant to which Weatherford Ireland became the successor to, assumed the guarantor obligations of, and was substituted for references to Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), regarding Weatherford Switzerland’s liabilities and obligations under these indentures:

•
the Indenture, dated October 1, 2003, relating to debt securities issued by Weatherford Bermuda (as supplemented by the First Supplemental Indenture, dated March 25, 2008, the Second Supplemental Indenture, dated January 8, 2009, the Third Supplemental Indenture, dated February 26, 2009, the Fourth Supplemental Indenture, dated September 23, 2010, the Fifth Supplemental Indenture, dated April 4, 2012, the Sixth Supplemental Indenture, dated August 14, 2012, and the Seventh Supplemental Indenture, dated March 31, 2013); and

•
the Indenture, dated June 18, 2007, relating to debt securities issued by Weatherford Delaware (as supplemented by the First Supplemental Indenture, dated June 18, 2007, the Second Supplemental Indenture, dated February 26, 2009, the Third Supplemental Indenture, dated August 14, 2012, and the Fourth Supplemental Indenture, dated March 31, 2013).

The foregoing summary of the Supplemental Indentures is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Facilities

On June 17, 2014, Weatherford Ireland entered into assumption agreements (the “Assumption Agreements”), pursuant to which Weatherford Ireland assumed all of Weatherford Switzerland’s liabilities and obligations with respect to the following credit agreements:

•
the Credit Agreement, dated October 15, 2010, among Weatherford Switzerland, Weatherford Bermuda, Weatherford Delaware, Weatherford Liquidity Management Hungary Limited Liability Company, Weatherford Capital Management Services Limited Liability Company, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended; and

•
the 364-Day Term Loan Agreement, dated April 10, 2014, among Weatherford Bermuda, as borrower, Weatherford Switzerland, as guarantor, the lender’s party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The foregoing summary of the Assumption Agreements is qualified in its entirety by reference to the full text of the Assumption Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Plan Amendments

On June 16, 2014, Weatherford Ireland executed a deed poll of assumption (the “Deed Poll of Assumption”), pursuant to which Weatherford Ireland assumed the following employee benefit and compensation plans, including all options and awards issued or granted thereunder: Weatherford International Ltd. 2006 Omnibus Incentive Plan and Weatherford International Ltd. 2010 Omnibus Incentive Plan (collectively, the “Current Equity Incentive Plans”). The foregoing summary of the Deed Poll of Assumption is qualified in its entirety by reference to the full text of the Deed Poll of Assumption, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, following the Merger, Weatherford Ireland has assumed any obligations of Weatherford Switzerland under the following plans: Weatherford International Ltd. Deferred Compensation Plan for Non-Employee Directors as amended and restated effective December 31, 2008; Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan, as amended and restated effective December 31, 2008; Weatherford International, LLC 401(k) Savings Plan; Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended; Stock Option Agreement - David Butters (dated September 26, 2001); and Stock Option Agreement - Robert Rayne (dated September 26, 2001). Weatherford Ireland will administer any outstanding equity compensation awards granted under these plans and/or any obligations to be satisfied using shares of Weatherford Ireland.

Further, in connection with the Merger, the Current Equity Incentive Plans were amended and restated as of the Effective Time (as defined below) to, among others: (i) facilitate the assumption by Weatherford Ireland of the Current Equity Incentive Plans; (ii) provide that ordinary shares of Weatherford Ireland will be issued, acquired, purchased, held, made available or used to measure benefits or calculate amounts as appropriate under the Current Equity Incentive Plans instead of registered shares of Weatherford Switzerland; and (iii) provide for the appropriate substitution of Weatherford Ireland in place of references to Weatherford Switzerland in the Current Equity Incentive Plans including renaming the Current Equity Incentive Plans. The foregoing summary of the amended Current Equity Incentive Plans is qualified in its entirety by reference to the full text of the amended Current Equity Incentive Plans, which, along with amended forms of related award agreements, are filed as Exhibits 10.4-10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the Merger, the Weatherford International Ltd. Supplemental Executive Retirement Plan (“SERP”) was amended and Weatherford Ireland has assumed Weatherford Switzerland’s obligations under the SERP. The following summary is qualified in its entirety by reference to the full text of the Third Amendment to the SERP, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Arrangements

The descriptions of the deeds of indemnity included under Item 5.02 are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Supplemental Indentures and Assumption Agreements included under Item 1.01 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 8.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information included under Item 5.03 and Item 8.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of Directors and Appointment of Officers

On June 17, 2014, effective as of the Effective Time, the directors and executive officers of Weatherford Switzerland immediately prior to the Merger (as defined below) became the directors and executive officers of Weatherford Ireland. Weatherford Ireland’s directors will be subject to re-election at the 2014 annual general meeting of Weatherford Ireland (the “2014 Annual Meeting”).

Indemnification Arrangements

In connection with the Merger, Weatherford Ireland and Weatherford Bermuda are entering into deeds of indemnity with each of our directors and certain officers of Weatherford Ireland as well as with individuals serving as directors, officers, employees, agents or fiduciaries of our subsidiaries or any other company, corporation, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by such person in any capacity. These arrangements provide for the indemnification of, and advancement of expenses to, these persons by Weatherford Ireland and Weatherford Bermuda, respectively, to the fullest extent permitted by law. The foregoing summary of the deeds of indemnity is qualified in its entirety by reference to the full text of the deeds of indemnity, forms of which are filed as Exhibits 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Arrangements

In connection with the Merger, prior to the effectiveness of the Merger, Weatherford Switzerland assigned the employment agreements of its executive officers to a newly-formed, wholly-owned subsidiary. Weatherford Ireland will act as guarantor of such subsidiary’s obligations under the employment agreements. All of the executive officers executed a letter agreement memorializing the assignment. The foregoing summary is qualified in its entirety by reference to the full text of the assignment letter, a form of which is filed as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated herein by reference.

Further to the assignment of employment agreements, Weatherford Switzerland seconded its executive officers (other than its Chief Executive Officer) to the employment of Weatherford U.S., L.P. The executive officers entered into a letter agreement with Weatherford Switzerland memorializing the secondment. The foregoing summary is qualified in its entirety by reference to the full text of the secondment letter, a form of which is filed as Exhibit 10.14 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the Merger and effective as of the Effective Time, Weatherford Ireland amended its memorandum and articles of association. The summary of the material terms of the new memorandum and articles of association is included under the heading “Description of Weatherford Ireland Share Capital” under Item 8.01 and a comparison thereof to the terms of Weatherford Switzerland’s articles of association is included under the heading “Comparison of Shareholder Rights” in Weatherford Switzerland’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2014, and each is incorporated herein by reference. The foregoing information is qualified in its entirety by reference to the full text of Weatherford Ireland’s memorandum and articles of association, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.08. Shareholder Director Nominations.

The 2014 Annual Meeting will be held on Wednesday, September 24, 2014. Since the date of the 2014 Annual Meeting is more than 30 days after the date of Weatherford Switzerland’s 2013 annual general meeting of shareholders, in accordance with SEC regulations Weatherford Ireland is reporting a new deadline for the submission of shareholder proposals for the 2014 Annual Meeting.

Shareholders who intend to present a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who desire to have those proposals included in Weatherford Ireland’s proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that those proposals, including any notice on Schedule 14N, are received by the Secretary at Weatherford Ireland’s executive offices in Bahnhofstrasse 16340 Baar, Switzerland on or before the close of business on June 27, 2014, which Weatherford considers to be a reasonable time before it begins to print and send its proxy materials for the 2014 Annual Meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting.

Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2014 Annual Meeting, and who do not desire to have those proposals included in Weatherford Ireland’s proxy statement and form of proxy relating to the 2014 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in Weatherford Ireland’s articles of association) is received by the Secretary at Weatherford Ireland’s executive offices on or before the close of business on June 27, 2014.

Item 8.01 Other Events.

On June 17, 2014 (the “Effective Time”), we completed the change in our place of incorporation from Switzerland to Ireland, whereby Weatherford Ireland became the new public holding company and the parent of the Weatherford group of companies (the “Merger”). The Merger was effected through a merger agreement between Weatherford Switzerland and Weatherford Ireland, dated as of April 2, 2014 (the “Merger Agreement”), pursuant to which each registered share of Weatherford Switzerland was cancelled as consideration for the allotment of one ordinary share of Weatherford Ireland (excluding shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries). The foregoing information is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. On June 17, 2014, Weatherford Ireland issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The ordinary shares issued by Weatherford Ireland in the Merger were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-194993) (as amended, the “Registration Statement”) filed by Weatherford Ireland, which was declared effective by the SEC on April 17, 2014.

Prior to the Merger, the registered shares of Weatherford Switzerland were registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (“NYSE”) under the symbol “WFT.” Weatherford Switzerland requested that the NYSE file with the SEC a Form 25 to remove the Weatherford Switzerland registered shares from listing on the NYSE. After the Form 25 becomes effective, Weatherford Switzerland will file a Form 15 with the SEC to terminate the registration of the Weatherford Switzerland registered shares and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the ordinary shares of Weatherford Ireland are deemed registered under Section 12(b) of the Exchange Act and Weatherford Ireland is the successor issuer to Weatherford Switzerland. The Weatherford Ireland ordinary shares were approved for listing on the NYSE, subject to official notice of issuance, and will begin trading on June 18, 2014 under the symbol “WFT,” the same symbol under which the Weatherford Switzerland registered shares previously traded prior to the Effective Time.

Set forth below is a description of the share capital of Weatherford Ireland. For purposes of the following description, references to the “Company,” “we,” “us” and “our” refer to Weatherford Ireland.

DESCRIPTION OF WEATHERFORD IRELAND SHARE CAPITAL

The following description is a summary of our share capital. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Companies Acts 1963 to 2013 of Ireland (the “Irish Companies Acts”) and our memorandum and articles of association, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital. As of June 17, 2014, our authorized share capital is €40,000 and $1,356,000 divided into €40,000 deferred ordinary shares with a nominal value of €1.00 per share and 1,356,000,000 ordinary shares with a nominal value of $0.001 per share. The authorized share capital includes €40,000 deferred ordinary shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

We may allot and issue shares subject to the maximum authorized share capital contained in the memorandum and articles of association. The authorized maximum may be increased or reduced by a simple majority of votes cast, in person or by proxy, at a general meeting of shareholders (referred to under Irish law as an “ordinary resolution”). We may from time to time issue shares with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as determined by an ordinary resolution of the shareholders.

Under Irish law, the board of directors of a company may issue new ordinary shares having the rights provided for in the articles of association without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, we have been authorized in our articles of association and by ordinary resolution to issue new ordinary shares having the rights provided for in the articles of association without shareholder approval for a period of five years from June 6, 2014, up to the maximum authorized, but unissued, share capital. The rights and restrictions to which the ordinary shares are subject are prescribed by our articles of association.

Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares of the Company, and the official Irish register of the Company does not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any shareholder becoming entitled to fractions of a share, our directors may, on behalf of those shareholders that would become entitled to fractions of a share arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions and for this purpose our directors may authorize any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee thereof. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital. Our issued share capital is $773,344, comprised of approximately 773,344,409 ordinary shares with a nominal value of $0.001 per share and €7 deferred ordinary shares with a nominal value of €1.00 per share. All shares issued on completion of the Merger were issued as fully paid-up.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we opted out of these preemption rights in our articles of association and by special resolution as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, this opt-out must be so renewed in accordance with Irish statutory requirements. A “special resolution” requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of our shareholders at which a quorum is present. If the opt-out is not renewed, shares to be issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee equity compensation plans.

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. We are subject to the rules of the NYSE and the U.S. federal tax laws that require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant maximum authorized share capital for the time being in effect). In connection with the completion of the Merger, we assumed certain employee benefit plans that had previously been sponsored by Weatherford Switzerland and amended such plans in order to permit the issuance or delivery of ordinary shares in the capital of the Company thereunder, instead of Weatherford Switzerland shares.

Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and includes reserves created by way of a court-approved share capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our paid-up share capital plus undistributable reserves and the distribution or dividend does not reduce our net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable profits to fund a dividend must be made by reference to our “relevant accounts.” The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice. The relevant accounts are filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although we did not have any distributable profits immediately following the Effective Time, we are taking steps to create distributable profits.

Our articles of association authorize the board of directors to declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits. Our directors may also recommend a dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by our directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to the Company in relation to the ordinary shares.

Share Repurchases, Redemptions and Conversions

Overview

Our articles of association provide that, unless our directors determines otherwise, any ordinary share that we have agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by the Company may technically be effected as a redemption.

If our articles of association did not contain such provision, all repurchases by the Company would be subject to many of the same rules that apply to purchases of Company shares by subsidiaries described below under “Description of Weatherford Ireland Share Capital - Share Repurchases, Redemptions and Conversions - Purchases by Subsidiaries of the Company” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, references elsewhere in this Current Report to repurchasing or buying back our shares refer to the redemption of shares by the Company or the purchase of shares of the Company by a subsidiary of the Company, in each case in accordance with our memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions by the Company

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares. The aggregate nominal value of treasury shares held by the Company at any time must not exceed 10% of the aggregate nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. We may cancel treasury shares or re-issue them subject to certain conditions.

We may also issue redeemable shares and redeem them out of distributable profits or the proceeds of a new issue of shares for that purpose. Although we did not have any distributable profits immediately following the Effective Time, we are taking steps to create such distributable profits. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate nominal value of our entire issued share capital. All redeemable shares must also be fully paid-up and the terms of redemption of the shares must provide for payment on redemption. We may also be given authority to purchase our own shares on-market on a recognized stock exchange such as the NYSE or off-market with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Purchases by Subsidiaries of the Company

Under Irish law, our subsidiaries may purchase shares of the Company on-market on a recognized stock exchange such as NYSE or off-market.

For one of our subsidiaries to make on-market purchases of ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of ordinary shares by one of our subsidiaries is required. For a purchase by a subsidiary of the ordinary shares off-market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is executed. The person whose shares are to be bought back cannot vote in favor of the special resolution, and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by the Company’s shareholders at the registered office of the Company.

The number of shares in the capital of the Company held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares in the capital of the Company, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of ordinary shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our articles of association provide that we will have a first and paramount lien on every share for all moneys, whether currently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The provision is a standard inclusion in the articles of association of an Irish public limited company such as the Company and will only be applicable to our shares that have not been fully paid-up.

Consolidation and Division; Subdivision

Our articles of association provide that we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares, or subdivide our shares into smaller amounts than is fixed by our memorandum of association.

Reduction of Share Capital

We may, by ordinary resolution, effect a reduction in our authorized but unissued share capital by cancelling unissued shares. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any way permitted by the Irish Companies Acts.

Annual Meetings of Shareholders

As a matter of Irish law, we will be required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end.

Our articles provide that business may be properly brought before a meeting if directed by a court of competent jurisdiction or if the chairman decides in his discretion that it may be regarded as within the scope of the meeting. The provisions of our articles of association relating to general meetings shall apply to every general meeting of the holders of any class of shares.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all our shareholders and to our auditors.

Our articles of association provide for the minimum statutory notice periods of 21 days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Extraordinary General Meetings of Shareholders

As provided under Irish law, extraordinary general meetings of the Company may be convened:

•	by our directors;

•	on requisition of our shareholders holding not less than 10% of our paid-up share capital carrying voting rights;

•	on requisition of our auditors; or

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our directors have 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our directors do not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If our directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, they must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation (the meeting to be held within 56 days of that date).

Quorum for General Meetings

Our articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of the Company’s shares, provided that if we only have one shareholder, one shareholder present in person or by proxy shall constitute a quorum.

Voting

Under our articles of association, each of our shareholders is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Neither Irish law nor any of our constituent document places limitations on the right of nonresident or foreign owners to vote or hold our shares.

Except where a greater majority is required by the Irish Companies Acts or otherwise prescribed by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution (i.e., by a simple majority of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present).

At any of our general meetings, all resolutions will be decided on a show of hands unless a poll is demanded by:

•	the chairman;

•	at least three shareholders present in person or by proxy;

•	any shareholder or shareholders present in person or proxy and holding not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

•
any shareholder or shareholders holding shares in the capital of the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid-up equal to not less than one tenth of the total sum paid-up on all the shares conferring that right.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting (i.e., by not less than 75% of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present). Examples of matters requiring special resolutions include:

•	amending our objects or memorandum of association;

•	amending our articles of association;

•	approving a change of our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of the Company from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the memorandum or articles of association do not provide otherwise);

•	repurchase of our own shares off-market;

•	reduction of our issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that we be wound-up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

As a matter of Irish law, unless the memorandum or articles of association provide otherwise, any variation of class rights attaching to our issued shares must be approved: (i) in writing by the holders of 75% or more of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class; provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Inspection of Books and Records

Under Irish law, shareholders have the right to:

•	receive a copy of our memorandum and articles of association and any act of the Irish government that alters our memorandum of association;

•	inspect and obtain copies of the minutes of our general meetings and resolutions;

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers we maintain;

•	receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

•	receive balance sheets of any of our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years.

The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting.

Acquisitions

There are two principal methods used to acquire listed Irish public companies: (i) a takeover offer; or (ii) a scheme of arrangement. Each method is subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder. See “Anti-Takeover Measures” below.

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage for companies listed on regulated markets in the European Economic Area (“EEA”) is 90%. As we are not listed on an EEA regulated market (NYSE only), the relevant applicable percentage for us is 80%. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. The scheme also requires the sanction of the High Court of Ireland. Subject to the requisite shareholder approval and sanction of the High Court, the scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other EEA incorporated companies (including mergers) can be effected, although, to date, it has been rarely used for listed public company acquisitions. Among other matters, a cross border merger will require the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting together with the sanction of the High Court of Ireland.

Appraisal Rights

Under a takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as our Company and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder therefore must make such a notification to the Company if, as a result of a transaction, the shareholder will be interested in 5% or more of the relevant share capital of the Company; or if, as a result of a transaction, a shareholder who was interested in more than 5% of the relevant share capital of the Company ceases to be so interested. Where a shareholder is interested in more than 5% of the relevant share capital of the Company (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to the Company.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to the company within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in the Company, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the High Court of Ireland to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, under the Irish Companies Acts, we may, by notice in writing, require a person whom we know or have reasonable cause to believe, to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been, interested in shares comprised in our relevant share capital: (i) to indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to give such further information as we may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as we may specify in the notice.

Where such a notice is served by us on a person who is or was interested in our shares and that person fails to give us any of the requested information within the reasonable time specified, we may apply to the High Court of Ireland for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the High Court of Ireland are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from the Company on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the High Court of Ireland may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Measures

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder.

The Irish Takeover Rules regulate the conduct of takeovers of, and certain other transactions affecting, Irish public companies listed on certain stock exchanges (including the NYSE). The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field.

The Irish Takeover Rules are based on the following general principles which will apply to the conduct of takeovers:

•	all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•
the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the Company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•
false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•
a bidder must announce an offer only after ensuring that he or she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•
a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

The Irish Takeover Rules include mandatory bid rules, share dealing restrictions, confidentiality objections and restrictions on frustrating actions. In particular, the board of directors of a target is not permitted without shareholder approval at a duly convened general meeting to take certain actions which might frustrate a takeover once the board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure, although the ability of the board of directors to do so would be subject to their fiduciary duties and, during the course of an offer, the Irish Takeover Rules. However, there is no directly relevant case law on this issue.

Corporate Governance

Our articles of association allocate authority over the day-to-day management of the Company to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

Our current legal and commercial name is Weatherford International public limited company. We were incorporated in Ireland on March 3, 2014 as a private limited company with registration number 540406, and re-registered as a public limited company on May 29, 2014. Our fiscal year ends on December 31st and our registered address is 70 Sir Rogerson’s Quay, Dublin 2, Ireland.

Appointment of Directors

Our articles of association provide that the number of directors will not be less than three nor more than 14, subject to (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series and/or (ii) any resolution passed increasing the number of directors. The authorized number of directors (within such fixed maximum and fixed minimum numbers) is determined by our directors.

At each annual general meeting of our shareholders, all of our directors serving on the board of directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed as a director unless nominated as follows:

•	by the affirmative vote of two-thirds of our board of directors;

•
with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares in the capital of the Company carrying the general right to vote at our general meetings, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in our articles of association;

•
with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the Irish Companies Act 1963, by any shareholder or shareholders who holds ordinary shares or other shares in the capital of the Company carrying the general right to vote at our general meetings and who makes such nomination in the written requisition of the extraordinary general meeting and timely complies with the notice procedures set forth in our articles of association; or

•
by holders of any class or series of our shares then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•	by our shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

•	by our board in accordance with our articles of association; and

•
so long as there is in office a sufficient number of directors to constitute a quorum of the board in accordance with our articles of association, our directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors provided that the total number of directors shall not at any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Irish Companies Acts and notwithstanding anything contained in our memorandum and articles of association or in any agreement between the Company and a director, shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. Our articles of association provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between the Company and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his removal.

Duration; Dissolution; Rights upon Liquidation

Our duration of existence will be unlimited. We may be dissolved and wound-up at any time by way of a shareholders’ voluntary winding-up or a creditors’ winding-up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

The rights of our shareholders to a return of our assets on dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in our articles of association. If the our articles of association contain no specific provisions in respect of a dissolution or winding-up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our articles of association provide that the ordinary shareholders of the Company are entitled to participate pro rata in a winding‑up.

Stock Exchange Listing

Immediately following the Effective Time, our ordinary shares became listed on the NYSE under the symbol “WFT,” the same symbol under which Weatherford Switzerland registered shares were previously listed. We do not plan for our ordinary shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange at the present time.

No Liability for Further Calls or Assessments

The shares issued in the Merger were duly and validly issued as fully paid-up.

Transfer and Registration of Shares

Our register of members (our “Official Share Register”), which we are required to maintain under the Irish Companies Acts, will be maintained by our transfer agent. Registration in the Official Share Register will be determinative of membership of the Company. A person who holds shares beneficially will not have his, or her, name entered in the Official Share Register, and for the purposes of Irish law, will not be the registered holder of such shares. Instead, any depository or other nominee whose name is entered in the Official Share Register will be the registered holder of such shares. Accordingly, a transfer of shares from a person who holds shares beneficially to a person who also holds shares beneficially through a depository or other nominee will not be registered in Official Share Register, as the depository or other nominee will remain the registered holder of such shares.

A written instrument of transfer is generally required under Irish law in order to effect a transfer of the registered interest in shares and update the Official Share Register. Accordingly, a written instrument of transfer will be required for transfers of shares: (i) from a registered holder of shares to any other person; (ii) from a person who holds shares beneficially (where the registered interest is held by the depository or other nominee) to another person who wishes, on transfer, to be registered as the registered holder of such shares; (iii) from a person who holds shares beneficially to another person who also wishes, on transfer, to hold such shares beneficially but where the transfer involves a change in the depository or other nominee that is the registered holder of the shares to be transferred; or (iv) by a registered holder into his or her own broker account (or vice versa).

Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer in our Official Share Register. However, a registered holder may transfer shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of the shares to a third party.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to our transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a transferee. In the event of any such payment, we (on our own behalf or on behalf of our affiliates) are entitled to (i) seek reimbursement from the transferee or transferor (at our discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee, and (iii) claim a lien against our shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our articles of association delegate to our secretary, any assistant secretary or a relevant authorized delegate the authority to execute an instrument of transfer on behalf of a transferor.

To help ensure that our Official Share Register is regularly updated to reflect trading of our shares occurring through electronic systems, we intend to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares on our Official Share Register (subject to the matters described below).

The registration of transfers may be suspended by our directors at such times and for such period, not exceeding in the whole 30 days in each year, as our directors may from time to time determine.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Merger Agreement dated April 2, 2014, between Weatherford Switzerland and Weatherford Ireland (incorporated by reference to Exhibit 2.1 to Weatherford Switzerland’s Current Report on Form 8-K filed April 2, 2014 (File No. 1-31339)

3.1	Memorandum and Articles of Association of Weatherford International public limited company

4.1
Eighth Supplemental Indenture, dated June 17, 2014, among Weatherford Ireland, Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, to the indenture dated as of October 1, 2003

4.2
Fifth Supplemental Indenture, dated June 17, 2014, among Weatherford Ireland, Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, to the indenture dated as of June 18, 2007

10.1	Assumption Agreement dated June 17, 2014, executed by Weatherford Ireland, relating to the Credit Agreement dated October 15, 2010

10.2	Assumption Agreement dated June 17, 2014, executed by Weatherford Ireland, relating to the 364-Day Term Loan Agreement dated April 10, 2014

10.3	Deed Poll of Assumption, dated June 16, 2014, executed by Weatherford Ireland

10.4	Weatherford International plc 2006 Omnibus Incentive Plan (as Amended and Restated)

10.5	Form of Restricted Share Unit Award Agreement pursuant to Weatherford International plc 2006 Omnibus Incentive Plan

10.6	Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated)

10.7	Form of Restricted Share Unit Award Agreement pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.8	Form of Performance Unit Award Agreement pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.9	Form of Restricted Share Unit Award Agreement - U.K. pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.10	Third Amendment to the Weatherford International Ltd. Supplemental Executive Retirement Plan (as Amended on June 16, 2014)

10.11
Form of Deed of Indemnity of Weatherford Ireland, dated June 17, 2014, entered into by each director of Weatherford Ireland and each of the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.12
Form of Deed of Indemnity of Weatherford Bermuda, dated June 17, 2014, entered into by each director of Weatherford Ireland and each of the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.13
Form of Employment Agreement Assignment Letter entered into on June 16, 2014, by Weatherford Management Company Switzerland LLC, Weatherford Switzerland, Weatherford Ireland and the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.14
Form of Secondment Letter, entered into on June 16, 2014, by Weatherford Switzerland, Weatherford U.S., L.P. and the following executive officers of Weatherford Ireland: Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

99.1	Press release dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL plc.
Date: June 17, 2014
/s/ Alejandro Cestero
Alejandro Cestero
Vice President, Co-General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1
Merger Agreement dated April 2, 2014, between Weatherford Switzerland and Weatherford Ireland (incorporated by reference to Exhibit 2.1 to Weatherford Switzerland’s Current Report on Form 8-K filed April 2, 2014 (File No. 1-31339)

3.1	Memorandum and Articles of Association of Weatherford International public limited company

4.1
Eighth Supplemental Indenture, dated June 17, 2014, among Weatherford Ireland, Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, to the indenture dated as of October 1, 2003

4.2
Fifth Supplemental Indenture, dated June 17, 2014, among Weatherford Ireland, Weatherford Bermuda, Weatherford Delaware and Deutsche Bank Trust Company Americas, as trustee, to the indenture dated as of June 18, 2007

10.1	Assumption Agreement dated June 17, 2014, executed by Weatherford Ireland, relating to the Credit Agreement dated October 15, 2010

10.2	Assumption Agreement dated June 17, 2014, executed by Weatherford Ireland, relating to the 364-Day Term Loan Agreement dated April 10, 2014

10.3	Deed Poll of Assumption, dated June 16, 2014, executed by Weatherford Ireland

10.4	Weatherford International plc 2006 Omnibus Incentive Plan (as Amended and Restated)

10.5	Form of Restricted Share Unit Award Agreement pursuant to Weatherford International plc 2006 Omnibus Incentive Plan

10.6	Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated)

10.7	Form of Restricted Share Unit Award Agreement pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.8	Form of Performance Unit Award Agreement pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.9	Form of Restricted Share Unit Award Agreement - U.K. pursuant to Weatherford International plc 2010 Omnibus Incentive Plan

10.10	Third Amendment to the Weatherford International Ltd. Supplemental Executive Retirement Plan (as Amended on June 16, 2014)

10.11
Form of Deed of Indemnity of Weatherford Ireland, dated June 17, 2014, entered into by each director of Weatherford Ireland and each of the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.12
Form of Deed of Indemnity of Weatherford Bermuda, dated June 17, 2014, entered into by each director of Weatherford Ireland and each of the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.13
Form of Employment Agreement Assignment Letter entered into on June 16, 2014, by Weatherford Management Company Switzerland LLC, Weatherford Switzerland, Weatherford Ireland and the following executive officers of Weatherford Ireland: Bernard J. Duroc-Danner, Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

10.14
Form of Secondment Letter, entered into on June 16, 2014, by Weatherford Switzerland, Weatherford U.S., L.P. and the following executive officers of Weatherford Ireland: Krishna Shivram, Dharmesh Mehta, William B. Jacobson, Alejandro Cestero and Douglas M. Mills

99.1	Press release dated June 17, 2014